UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2018, William Fodor, PhD, the Chief Scientific Officer of Biostage, Inc. (the “Company”) became an employee of the Company. The employment commenced in accordance with an offer letter executed as of June 4, 2018 (the “Agreement”). Prior to being employed by the Company, Dr. Fodor was serving as the Chief Scientific Officer via a consulting arrangement with the Company. The material terms of the Agreement are summarized below. Such Agreement is attached as Exhibit 10.1 to this Form 8-K. The description of the Agreement below does not purport to be complete and is qualified in its entirety by reference to the Agreement which are incorporated herein by reference. Dr. Fodor is an at-will employee and the Agreement provides for an annual base salary in the amount of three hundred five thousand dollars ($305,000). Dr. Fodor will be eligible to participate in all of the Company’s employee benefit plans, including without limitation, its 2013 Equity Incentive Plan, retirement plans, stock purchase plans and medical insurance plans. In connection with the execution of the Agreement, while then a consultant of the Company, on May 29, 2018, Dr. Fodor received options to buy 209,286 shares of common stock of the Company. Half of the award, or 104,643 shares, vests in four equal installments on December 31, 2018, 2019, 2020 and 2021 and the remaining half vests based on the achievement of performance milestones determined by the Board of Directors of the Company.

Item 4.01. Change in Registrant’s Certifying Accountant.

As previously reported in a Current Report on Form 8-K filed on April 6, 2018, which is incorporated herein by reference, on April 4, 2018, KPMG LLP (“KPMG”) notified Biostage, Inc. that it declined to stand for re-election as the independent registered public accounting firm for the Company. On July 10, 2018, the Company’s Audit Committee engaged RSM US LLP (“RSM”) to serve as the Company’s independent registered public accounting firm contingent upon completion of RSM’s client acceptance procedures.

During the Company’s two most recent fiscal years, which ended December 31, 2017 and December 31, 2016, and the subsequent interim period through July 10, 2018, neither the Company nor any person on its behalf consulted with RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Offer Letter, executed June 4, 2018, between Biostage, Inc. and William Fodor, PhD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

July 10, 2018	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Offer Letter, executed June 4, 2018, between Biostage, Inc. and William Fodor, PhD